Exhibit 99.1

THE RBA GROUP, INC., ENGINEERS,
ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

CONSOLIDATED FINANCIAL REPORT

SEPTEMBER 30, 2014 AND 2013

INDEPENDENT AUDITORS' REPORT

To the Board of Directors

The RBA Group, Inc., Engineers, Architects and Planners, et al

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of The RBA Group, Inc., Engineers, Architects and Planners, et al, (T/A The RBA Group) (collectively, the “Company”) which comprise the consolidated balance sheets as of September 30, 2014 and 2013 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

The Company’s management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements of the Company as of and for the years ended September 30, 2014 and 2013, as a whole. Schedules 1 and 2 are presented for purposes of additional analysis and are not a required part of the consolidated financial statements. These schedules are the responsibility of management and were derived from and relate directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

WISS & COMPANY, LLP

Livingston, New Jersey

December 30, 2014

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

CONSOLIDATED BALANCE SHEETS

	September 30,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$102,630	$45,634
Accounts receivable, less allowance for doubtful accounts of $280,490 in 2014 and $323,319 in 2013	10,058,798	8,853,276
Unbilled receivables	694,733	385,708
Prepaid expenses and other current assets	259,737	237,738
Prepaid income taxes	26,213	-
Deferred income taxes	1,050,000	1,060,000
Total Current Assets	12,192,111	10,582,356

PROPERTY AND EQUIPMENT, NET	247,208	275,795

OTHER ASSETS:
Securities available-for-sale	1,766,518	1,556,566
Deposits and other assets	97,368	35,466
Computer software, less accumulated amortization of $673,103 in 2014 and $635,219 in 2013	105,814	103,373
	1,969,700	1,695,405
	$14,409,019	$12,553,556
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Note payable to bank	$750,000	$475,000
Current maturities of long-term debt	584,478	565,969
Accounts payable	638,615	767,439
Accrued expenses	2,841,202	2,733,340
Income taxes payable	-	109,623
Payable to subconsultants	2,664,590	1,862,917
Total Current Liabilities	7,478,885	6,514,288

OTHER LIABILITIES:
Long-term debt, less current maturities	819,578	1,370,607
Deferred income taxes	158,000	161,000
Deferred compensation payable	1,766,518	1,556,566
	2,744,096	3,088,173
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock - 40,000 shares authorized and issued, 39,245 outstanding in 2014; 37,612 outstanding in 2013	159,908	159,908
Additional paid-in capital	225,380	192,469
Retained earnings	4,155,288	3,295,184
	4,540,576	3,647,561
Cost of common stock held in treasury	(69,769)	(178,049)
Stock subscriptions receivable	(284,769)	(518,417)
Total Stockholders' Equity	4,186,038	2,951,095
	$14,409,019	$12,553,556

See accompanying notes to consolidated financial statements.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended September 30,
	2014	2013

REVENUES	$37,563,803	$31,417,417

OPERATING EXPENSES:
Direct expenses (Schedule 1)	21,412,356	17,025,548
Indirect and administrative expenses (Schedule 2)	14,534,192	13,178,227
	35,946,548	30,203,775

OPERATING INCOME	1,617,255	1,213,642
OTHER (EXPENSES) INCOME:
Interest expense, net	(100,691)	(89,547)
Other income	407	18,268
	(100,284)	(71,279)

CONSOLIDATED INCOME BEFORE INCOME TAXES	1,516,971	1,142,363

INCOME TAXES:
Current	591,000	416,000
Deferred	7,000	5,000
	598,000	421,000
CONSOLIDATED NET INCOME	$918,971	$721,363

See accompanying notes to consolidated financial statements.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock
	No Par
	Number		Additional		Treasury Stock
	of Shares		Paid-in	Retained	Number		Subscriptions
	Issued	Amount	Capital	Earnings	of Shares	Amount	Receivable

BALANCES, SEPTEMBER 30, 2012	65,000	$259,908	$312,719	$4,273,989	-	$-	$(477,138)

YEAR ENDED SEPTEMBER 30, 2013:
Purchase of treasury stock	-	-	-	-	(32,896)	(2,452,725)	-
Sale of treasury stock	-	-	-	-	5,508	410,676	(410,676)
Retirement of treasury stock	(25,000)	(100,000)	(120,250)	(1,643,750)	25,000	1,864,000	-
Dividends	-	-	-	(56,418)	-	-	-
Repayments of subscriptions receivable	-	-	-	-	-	-	369,397
Consolidated net income	-	-	-	721,363	-	-	-

BALANCES, SEPTEMBER 30, 2013	40,000	159,908	192,469	3,295,184	(2,388)	(178,049)	(518,417)

YEAR ENDED SEPTEMBER 30, 2014:
Purchase of treasury stock	-	-	-	-	(346)	(39,274)	-
Sale of treasury stock	-	-	32,911	-	1,979	147,554	(180,465)
Dividends	-	-	-	(58,867)	-	-	-
Repayments of subscriptions receivable	-	-	-	-	-	-	414,113
Consolidated net income	-	-	-	918,971	-	-	-

BALANCES, SEPTEMBER 30, 2014	40,000	$159,908	$225,380	$4,155,288	(755)	$(69,769)	$(284,769)

 See accompanying notes to consolidated financial statements.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$918,971	$721,363
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	166,226	161,285
Provision for losses on accounts receivable	21,000	114,000
Deferred income taxes	7,000	5,000
Changes in operating assets and liabilities:
Accounts receivable	(1,226,522)	(639,589)
Unbilled receivables	(309,025)	(55,186)
Prepaid expenses and other current assets	(21,999)	(40,527)
Prepaid income taxes and income taxes payable	(135,836)	387,963
Deposits and other assets	(61,902)	2,898
Accounts payable	(128,824)	334,751
Accrued expenses	48,995	199,998
Payable to subconsultants	801,673	(438,988)
Net cash flows from operating activities	79,757	752,968

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(99,755)	(83,997)
Purchases of computer software	(40,325)	(104,741)
Sales of securities available-for-sale	152,962	176,438
Deferred compensation payable	77,991	(20,065)
Purchases of securities available-for-sale	(230,953)	(156,373)
Net cash flows from investing activities	(140,080)	(188,738)

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes payable to bank - net	275,000	(75,000)
Borrowings of long-term debt	-	2,000,000
Payments on long-term debt	(571,794)	(414,164)
Cash purchases of treasury stock	-	(2,452,725)
Collection of subscriptions receivable	414,113	369,397
Net cash flows from financing activities	117,319	(572,492)

NET CHANGE IN CASH AND EQUIVALENTS	56,996	(8,262)

CASH AND EQUIVALENTS, BEGINNING OF YEAR	45,634	53,896

CASH AND EQUIVALENTS, END OF YEAR	$102,630	$45,634

 See accompanying notes to consolidated financial statements.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

	Year Ended September 30,
	2014	2013
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$113,340	$102,150
Income taxes paid, net of refunds of $285,893 in 2013	$726,836	$28,037

NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared	$58,867	$56,418
Subscriptions receivable for sale of treasury stock	$180,465	$410,676
Note issued for purchase of treasury stock	$39,274	$-

See accompanying notes to consolidated financial statements.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Nature of the Business and Summary of Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of The RBA Group, Inc., Engineers, Architects and Planners, Et Al (the “Corporation”) and its affiliated New York partnership – The RBA Group-New York and its affiliated Connecticut limited liability company – The RBA Group of Connecticut, LLC (collectively, the "Company").

While these statements have been consolidated, the financial position and results of operations presented in the accompanying consolidated financial statements do not represent those of a single legal entity. All significant intercompany transactions and balances have been eliminated in consolidation.

The partners of The RBA Group - New York, who are shareholders of the Corporation, have assigned all their financial interests in the partnership to the Corporation. This affiliate has no assets or liabilities at September 30, 2014 and 2013.

The members of The RBA Group of Connecticut, LLC, who are shareholders of the Corporation, have assigned all their financial interests in the LLC to the Corporation. This affiliate has no assets or liabilities at September 30, 2014 and 2013.

Nature of the Business - The Company performs engineering, planning and architectural services for federal, state and local governmental agencies and the private sector, in the eastern region of the United States.

Estimates and Uncertainties - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

Revenue Recognition and Unbilled Receivables - The Company recognizes revenue using various methods depending on the type of contract. Those methods are as follows:

Cost-Plus Fixed Fee - Under cost-plus fixed fee contracts, the Company charges clients for its costs, including both direct and indirect costs, plus a fixed negotiated fee. The total estimated cost plus the fixed negotiated fee represents the total contract value. The Company recognizes revenue based on the actual labor and other direct costs incurred, plus the portion of the fixed fee it has earned to date.

Time-and-Materials - Under time-and-materials contracts, the Company negotiates hourly billing rates and charges its clients based on the actual time that it expends on a project. In addition, clients reimburse the Company for its actual out-of-pocket costs of materials and other direct incidental expenditures that it incurs in connection with its performance under the contract. Profit margins on time-and-materials contracts fluctuate based on actual labor and overhead costs that it directly charges or allocates to contracts compared to negotiated billing rates.

Firm Fixed-Price - Firm fixed-price contracts, commonly called lump-sum contracts, involve performing all of the work under the contract for a specified lump-sum fee. Firm fixed-price contracts are typically subject to price adjustments if the scope of the project changes or unforeseen conditions arise. The Company recognizes revenue on firm fixed-price contracts using the cost-to-cost approach in applying the percentage-of-completion method. Under this approach, revenue is earned in proportion to total costs incurred divided by total costs expected to be incurred. Recognition of revenue and profit is dependent upon a number of factors including engineering progress, the achievement of milestones, labor productivity and cost estimates made at the balance sheet date. Due to uncertainties inherent in the estimation process, actual completion costs may vary from estimates. If estimated total costs on contracts indicate a loss, the Company recognizes that estimated loss in the period the estimated loss first becomes known. Prior to completion, recognized profit margins on any firm fixed-price contract depend on the accuracy of the Company’s estimates and will increase to the extent that its actual costs are below the estimated amounts. Conversely, if the Company’s costs exceed these estimates, its profit margins will decrease and the Company may realize a loss on a project.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In the course of providing its services, the Company routinely subcontracts for services and incurs other direct costs on behalf of its clients. These costs are passed through to clients and, in accordance with industry practice and GAAP, are included in the Company’s revenue and cost of revenue. Because subcontractor services and other direct costs can change significantly from project to project and period to period, changes in revenue may not be indicative of business trends.

Unbilled receivables represent the net amount of revenue earned, but not billed to the customer. These receivables are recorded at net realizable value.

Securities Available-for-Sale - Investments in marketable securities consist of various securities reported as available-for-sale (Note 3). Unrealized holding gains and losses on securities are not included in other comprehensive income. All security gains and losses are directly allocated to employees in the Company’s deferred compensation plan.

Property, Equipment and Software - Property, equipment and software are stated at cost. The Company provides for depreciation and amortization principally on the straight-line method at rates based upon useful lives of the respective assets of five to seven years for furniture and equipment and three to five years for software.

Accounts Receivable - The Company records trade accounts receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts to reflect any loss anticipated on the trade accounts receivable balances. The Company calculates this allowance based on its history of write-offs, level of past-due accounts, and its relationships with, and the economic status of, its customers. Accounts receivable are written-off when deemed uncollectible. Generally, the Company does not require collateral to support its accounts receivable balances.

Treasury Stock - The Company accounts for repurchased common stock using the cost method.

Subsequent Events - Management has reviewed and evaluated all events and transactions from September 30, 2014 through December 30, 2014, the date that the financial statements are available for issuance. The effects of those events and transactions that provide additional pertinent information about conditions that existed at the balance sheet date have been recognized in the accompanying financial statements.

Note 2 - Property and Equipment:

Property and equipment consist of the following:

	September 30,
	2014	2013
Furniture and fixtures	$643,823	$624,152
Computer equipment	1,072,352	1,004,070
	1,716,175	1,628,222
Less: Accumulated depreciation and amortization	1,468,967	1,352,427
	$247,208	$275,795

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Depreciation and amortization expense, inclusive of computer software amortization, was $166,226 in 2014 and $161,285 in 2013.

Note 3 - Securities Available-For-Sale and Deferred Compensation Payable:

The Company has a Deferred Compensation Plan whereby participating employees may defer a portion of their compensation and earn income on their deferred amounts. Cash provided by the deferred compensation plan is used to purchase securities available-for-sale. Although the securities remain the sole property of the Company, the fair value of the securities purchased determines the benefits to which employees participating in the plan are entitled. These securities, which consist primarily of common stock, mutual funds, fixed income, and money market funds, experienced an unrealized gain of approximately $72,000 and $44,000 for the years ended September 30, 2014 and 2013, respectively. These changes in fair market value are included in securities available-for-sale and deferred compensation payable.

Note 4 - Fair Value Measurement:

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, Fair Value Measurements, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the plan has the ability to access.

Level 2 - Inputs to the valuation methodology include:

●	quoted prices for similar assets or liabilities in active markets;

●	quoted prices for identical or similar assets or liabilities in inactive markets;

●	inputs other than quoted prices that are observable for the asset or liability;

●	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at September 30, 2014 and 2013.

●	Common Stock: Valued at the closing price in the active market in which the security is traded.

●	Fixed Income: Valued at the closing price reported in the active market in which the individual security is traded.

●	Mutual Funds: Valued at the closing price in the active market in which the fund is traded.

●	Money Market: Valued at the closing price in the active market in which the asset is traded.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The preceding methods may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although management believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following table sets forth by level, within the fair value hierarchy, the Company’s assets at fair value as of September 30, 2014 and 2013.

	Assets at Fair Value as of September 30, 2014
	Level 1	Level 2	Level 3	Total

Common stock	$316,291	$-	$-	$316,291
Fixed income	79,717	-	-	79,717
Mutual funds	1,289,789	-	-	1,289,789
Money market	80,721	-	-	80,721

Total assets at fair value	$1,766,518	$-	$-	$1,766,518

	Assets at Fair Value as of September 30, 2013
	Level 1	Level 2	Level 3	Total

Common stock	$434,029	$-	$-	$434,029
Fixed income	135,702	-	-	135,702
Mutual funds	911,947	-	-	911,947
Money market	74,888	-	-	74,888

Total assets at fair value	$1,556,566	$-	$-	$1,556,566

Note 5 - Retirement Plan:

The Company has a voluntary contributory savings plan (the "Plan") covering all employees who elect to contribute a portion of their compensation to the Plan, subject to certain limitations. The Company contributes a discretionary 25% contribution of the first 6% of salary deferral. Employer contributions, included in indirect and administrative expenses, totaled $185,938 in 2014 and $164,202 in 2013.

Note 6 - Note Payable to Bank:

Note payable to bank at September 30, 2014 bears interest at the bank's prime rate (3.25% at September 30, 2014) and are under a line-of-credit agreement providing maximum borrowings of $3,500,000, through March 31, 2015. The Company has outstanding letters-of-credit for approximately $772,000 to collateralize obligations under three lease agreements which reduce the borrowing availability under the notes. The notes are collateralized by substantially all assets of the Company. At September 30, 2014, $1,978,000 was available on the line-of-credit.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Accrued Expenses:

Accrued expenses consist of the following:

	September 30,
	2014	2013
Vacation and sick pay	$1,069,846	$921,265
Salary	816,963	695,589
Other	954,393	1,116,486
	$2,841,202	$2,733,340

Note 8 - Long-Term Debt:

Long-term debt consists of the following:

	Interest	September 30,
	Rate	2014	2013

Installment notes payable to former stockholders for purchase of treasury stock, due through 2017	8.00%	$237,389	$269,909

Term note due in monthly principle installments of $41,667 plus interest at the bank's prime rate plus .5%, due January 2017, collateralized by substantially all the assets of the Company. This note is subject to certain financial covenants.	3.75%	1,166,667	1,666,667
		1,404,056	1,936,576
Less: Current Maturities		584,478	565,969
		$819,578	$1,370,607

Long-term debt at September 30, 2014 matures as follows:

Year Ending September 30,
2015	$584,478
2016	587,176
2017	232,402
$1,404,056

Note 9 - Treasury Stock Retirement:

In July 2013, the Company retired 25,000 shares of common stock which were held in the treasury at a cost of $1,864,000. This retirement reduced the number of shares authorized, issued and outstanding to 40,000. The articles of incorporation filed with the state of New Jersey were amended to reflect this change.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Income Taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s net deferred tax assets at September 30, 2014 and 2013 are as follows:

	September 30,
	2014	2013
Current deferred tax assets:
Allowance for doubtful accounts	$121,000	$139,000
Accrued rent	167,000	187,000
Accrued sick and vacation	353,000	324,000
Deferred compensation	376,000	324,000
Other	33,000	86,000
	1,050,000	1,060,000
Long-term deferred tax assets (liabilities):
Fixed assets	(158,000)	(161,000)

Net deferred income tax assets	$892,000	$899,000

A summary of income taxes follows:

	Year Ended September 30,
	2014	2013
Current:
Federal	$423,000	$371,000
State and Local	168,000	45,000
	591,000	416,000
Deferred:
Federal	9,000	(80,000)
State and Local	(2,000)	85,000
	7,000	5,000

	$598,000	$421,000

The most significant jurisdictions in which the Company is required to file income tax returns include the U.S. federal jurisdiction, the States of New Jersey and New York and the City of New York. With few exceptions, the Company is no longer subject to U.S. federal income tax examinations by tax authorities for the years before 2011 and state and local tax examinations by tax authorities for the years before 2010. The effective tax rate differs from the expected statutory rate due to certain permanent tax differences, the largest of which is the domestic production activities deduction.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 - Commitments and Contingencies:

Buy-Sell Agreement - In accordance with an agreement with its stockholders, the Company is obligated to purchase the shares of common stock owned by them upon the termination of their employment. The purchase price is based on the net book value per share as of the year end closest to the date of termination. Payment is due within a two to six year period dependent on the value of the shares purchased by the Company.

Leases - The Company’s long-term leases consist of office space in New Jersey and New York. The following is a schedule of future minimum rental payments required for these noncancellable leases which have initial or remaining lease terms in excess of one year at September 30, 2014.

Year Ending	Operating Leases
September 30,	Total

2015	$1,535,739
2016	2,142,536
2017	2,199,575
2018	1,875,317
2019	945,034
Thereafter	4,506,117

Total future minimum lease payments	$13,204,318

Rent expense, including utility costs, was $1,601,000 for 2014, and $1,481,611 for 2013.

Litigation - There are legal proceedings against the Company, which arise from the ordinary course of its business activities. Although the ultimate disposition of these proceedings is not presently determinable, management does not expect the outcome to have a material adverse effect on the Company’s financial position.

Note 12 - Concentrations:

Major Customers - Revenues from three governmental agencies represented approximately 39% of total revenues for the year ended September 30, 2014. Amounts due from these customers totaled approximately $3,076,000 at September 30, 2014. Revenues from four governmental agencies represented approximately 51% of total revenues for the year ended September 30, 2013. Amounts due from these customers totaled approximately $4,312,000 at September 30, 2013.

Credit Risk - The Company maintains its cash balances in one financial institution, which is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 each. At times, such balances may be in excess of the FDIC insurance limit.

Concentrations of credit risk with respect to accounts receivable, other than major customers, are limited due to a large customer base and geographic dispersion of customers.

Schedule 1

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

SUPPLEMENTARY INFORMATION

CONSOLIDATED SCHEDULE OF DIRECT EXPENSES

	Year Ended September 30,
	2014		2013
		Percent of		Percent of
		Revenues		Revenues

Direct payroll	$12,177,426	32.4%	$10,799,784	34.4%
Other direct costs	768,707	2.0	1,153,060	3.7
Subconsultants	8,466,223	22.5	5,072,704	16.1
	$21,412,356	56.9%	$17,025,548	54.2%

Schedule 2

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

SUPPLEMENTARY INFORMATION

CONSOLIDATED SCHEDULE OF INDIRECT AND ADMINISTRATIVE EXPENSES

	Year Ended September 30,
	2014		2013
		Percent of		Percent of
		Revenues		Revenues

Administrative salaries	$3,661,975	9.7%	$3,284,368	10.5%
Indirect payroll	1,828,170	4.9	1,731,422	5.5
Vacation, sick and holiday payroll	1,822,135	4.9	1,493,994	4.8
Payroll taxes	1,532,170	4.1	1,398,839	4.5
Health insurance and other employee benefits	1,941,907	5.2	1,721,263	5.5
Rent and utilities	1,601,000	4.3	1,481,611	4.7
Office	578,754	1.5	499,208	1.6
Automobile	379,720	1.0	351,158	1.1
Insurance and claims	299,778	.8	297,756	.9
Professional fees	233,869	.6	192,580	.6
Depreciation and amortization	166,226	.4	161,285	.5
Telephone	179,089	.5	164,919	.5
Bad debts	21,000	.1	114,000	.4
General	136,644	.4	158,385	.5
Dues and subscriptions	58,215	.2	52,252	.2
Travel and entertainment	74,035	.2	58,620	.2
Business development	19,505	.0	16,567	.0
	$14,534,192	38.8%	$13,178,227	41.9%